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                                                                Exhibit 10(a)(k)


                            REIMBURSEMENT AGREEMENT

     THIS AGREEMENT is made as of November 3, 1997 (as from time to time amended, supplemented or otherwise modified, this "Agreement") between LG Electronics Inc. ("LGE") and Zenith Electronics Corporation ("Zenith").

                                  WITNESSETH:

     WHEREAS, Zenith from time to time may apply to LGE to guarantee up to $160,000,000 of unsecured credit facilities for Zenith, and LGE may in its sole discretion in each instance determine whether to issue each such guarantee; and

     WHEREAS, Zenith and LGE desire to enter into this Agreement to set forth the terms and provisions pursuant to which any such guarantees may be issued by LGE and reimbursed by Zenith;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, LGE and Zenith agree as follows:

     1.   GUARANTEES AND SECURITY DOCUMENTS.

          1.1 Unless otherwise defined herein or in the Security Documents referred to below, capitalized terms where used herein or in the Security Documents shall have the meaning set forth in that certain Credit Agreement, dated as of March 31, 1997, with Citicorp North America, Inc., as Agent, and the other lenders parties thereto, as in effect on the date hereof without giving effect hereafter to changes in said definitions not consented to in writing by LGE for purposes of this Agreement.

          1.2 Each guarantee requested by Zenith shall be substantially in the form of Exhibit A hereto, with such modifications thereto as shall be agreed to by LGE (individually a "Guarantee" and collectively the "Guarantees"). Zenith shall not request issuance of any Guarantee except to lenders which extend prior to December 31, 1997 unsecured credit facilities on terms substantially the same as set forth in Exhibit B hereto ("Credit Facilities") to Zenith for its working capital needs. Zenith shall not request Guarantees in an aggregate principal amount outstanding at any one time in excess of $160,000,000.

          1.3 Zenith agrees to reimburse LGE, immediately upon demand, for any and all payments made from time to time by LGE under the Guarantees, with interest on the amounts so paid by LGE from and including the date paid by LGE to but not including the date LGE is reimbursed therefor, at the Reference Rate (hereinafter defined) in effect on the date of payment plus two percent (2%) per annum; Zenith's obligations under this Section 1.3 shall be referred to collectively as the "Reimbursement Obligations." "Reference Rate" means at any time, the rate of interest then most recently announced by Bank of America National Trust and Savings Association at Chicago, Illinois as its reference rate.
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          1.4  The Reimbursement Obligations shall be secured by a valid and continuing security interest in and lien on certain assets of Zenith and its Material Subsidiaries, including, without limitation, all equipment, real estate, certain general intangibles and stock of domestic Subsidiaries. Such security interests and liens shall be prior to all other security interests and liens other than those in favor of the Agent and Permitted Liens, all pursuant to a security agreement by Zenith, a stock pledge agreement by Zenith, a subsidiary security agreement by Material Subsidiaries, a mortgage by Zenith and the Material Subsidiaries and any other documents required by LGE (together with all UCC-1 financing statements and any other document, instrument or agreement in connection therewith, as the same may be amended or modified from time to time hereinafter collectively called the "Security Documents"). LGE acknowledges that LGE's liens and security interests shall be subject to a subordination agreement with the Agent, in form and substance satisfactory to the Agent and LGE (the "Subordination Agreement").

          1.5 The payment by Zenith of the Reimbursement Obligations under this Agreement shall be absolute, unconditional, and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limiting the generality of the foregoing, the following circumstances:

     (a) any lack of validity or enforceability of any term or provision of any of the Guarantees, this Agreement, or any other instrument, document, or agreement entered into in connection therewith;

     (b) the existence of any claim, setoff, right of recoupment, defense or other right of Zenith against LGE or any other person or entity, whether in connection with this Agreement or otherwise, all of which are hereby waived;

     (c) any amendment or waiver of, any full or partial release of any collateral under, or any consent to departure from the terms or conditions of any of the Security Documents;

     (d) any decision by LGE not to issue a Guarantee in any particular instance;

     (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

     (f) notwithstanding anything to the contrary set forth above, the payment by Zenith of the Reimbursement Obligations shall at all times be subject to the terms of the Subordination Agreement.

     2.   GUARANTEE FEE AND INTEREST CALCULATION.

          2.1 Zenith agrees to pay LGE a guarantee fee, as set forth in a letter agreement between LGE and Zenith attached hereto as Exhibit C.

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          2.2  Interest shall be computed on the basis of a year consisting of
360 days and paid for actual days elapsed.

     3.   PAYMENTS AND OFFSET.

          3.1 All payments hereunder shall be made to LGE in immediately available funds at such place as may be designated by LGE to Zenith in writing.

          3.2 In addition to, and not in limitation of, all rights of offset or recoupment that LGE may have under applicable law, unless otherwise expressly waived by LGE in writing, LGE shall have the right to appropriate and apply to the payment of Zenith's obligations hereunder any and all balances, credits, deposits, accounts or moneys of Zenith then or thereafter with or owing by LGE.

     4. WARRANTIES. To induce LGE to enter into this Agreement and to execute and deliver Guarantees, Zenith warrants that:

          4.1 Zenith and all of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the states of their respective incorporation, and they are duly qualified and in good standing as foreign corporations authorized to do business in each state where, because of the nature of their respective activities or properties, such qualification is required.

          4.2 Zenith is duly authorized to execute and deliver this Agreement and the Security Documents and is and will continue to be duly authorized to perform its obligations under this Agreement and the Security Documents in accordance with its respective terms.

          4.3 The execution and delivery of this Agreement and the Security Documents, and the performance by Zenith of its obligations under this Agreement and the Security Documents, do not and will not conflict with any provision of law or of Zenith's charter or by-laws or of any agreement binding upon Zenith, except under Series 2000 Debentures and Series 2001 Debentures.

          4.4 This Agreement and the Security Documents, when duly executed and delivered by Zenith and its Material Subsidiaries, as the case may be, will be legal, valid and binding obligations of Zenith and the Material Subsidiaries to the extent such persons are parties thereto enforceable against Zenith and the Material Subsidiaries, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

     5. CONDITIONS PRECEDENT TO ISSUANCE OF GUARANTEES. Although LGE shall have no obligation to issue any Guarantee, but reserves the right to issue Guarantees in its discretion in each instance, it is understood and agreed that LGE will not issue any Guarantee unless

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at the time of such issuance:

          5.1 The warranties contained in Section 4 hereof shall be true and correct.

          5.2  Zenith shall have delivered to LGE:

     (a) A copy, duly certified as of the date hereof by Zenith's secretary or assistant secretary, of (i) the resolutions of the Zenith's Board of Directors authorizing the execution and delivery of this Agreement and Security Documents, (ii) all documents evidencing other corporate action, and (iii) all approvals or consents, if any, with respect to this Agreement and the Security Documents.

     (b) A certificate of Zenith's secretary or assistant secretary, dated the date hereof, certifying the names of the Zenith's officers authorized to sign this Agreement and the Security Documents and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

     (c) Duly executed Security Documents covering such collateral as is satisfactory to LGE, together with the Subordination Agreement, all in form and substance satisfactory to LGE and its counsel.

     (d) A legal opinion from counsel to Zenith in form and substance satisfactory to LGE.

     6.   GENERAL.

          6.1 No amendment or waiver of any provision of this Agreement nor consent to any departure by Zenith therefrom shall be effective unless the same shall be in writing and signed by LGE, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          6.2 This Agreement is a continuing agreement and shall inure to the benefit of and be binding on the parties hereto, their respective successors, transferees and assigns; provided, that except as otherwise permitted by this Agreement, Zenith may not assign any of its rights or delegate any of its obligations to or under all or any part of this Agreement without the prior written consent of LGE.

          6.3 Zenith agrees to pay on demand all reasonable costs and expenses in connection with the negotiation, preparation, execution, delivery and enforcement of this Agreement, the Security Documents and any other documents which may be delivered in connection with this Agreement and the Security Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for LGE with respect thereto and with respect to advising LGE as to its rights and responsibilities under this Agreement and the Security Documents and all costs and expenses, if any, in connection with the enforcement of this Agreement, the Security Documents

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and such other documents which may be delivered in connection with this
Agreement and the Security Documents. In addition, Zenith shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the Security Documents and such other documents and agrees to save LGE harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          6.4 Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          6.5 LGE's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies LGE may have under any other agreement, including the Guarantees and Security Documents, or by operation of law or otherwise.

          6.6 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

          6.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties, their successors and permitted assigns.

          6.8 All notices under this Agreement or the Security Documents shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by telex or telecopy addressed to the party to which such notice is directed at its address.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused it to be executed and delivered by their duly authorized officers, all as of the day and year first above written.

                                    LG ELECTRONICS INC.


                                    By:
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                                    Title:
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                                    ZENITH ELECTRONICS CORPORATION


                                    By:
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                                    Title:
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